CONTACT:

Mark Trinske

Vice President, Investor Relations

(734) 997-4910

mark.trinske@proquest.com

PROQUEST COMPANY NAMES RICHARD SURRATT

AS CHIEF FINANCIAL OFFICER

ANN ARBOR, Mich., October 10, 2005 – ProQuest Company (NYSE: PQE), a leading publisher of information and education solutions, announced today the appointment of Richard Surratt as senior vice president and chief financial officer of the company. Mr. Surratt will join the company on November 2nd, and will assume the position and title of Chief Financial Officer on November 11th.

As CFO and a member of the executive management team, Mr. Surratt will provide strategic leadership, as well as planning and oversight for all the financial activities of ProQuest Company. He will report to ProQuest’s chairman and chief executive officer, Alan Aldworth.

“I welcome Richard to ProQuest, and look forward to working closely with him. Richard is a seasoned financial leader with broad experience in varied business situations, from large multinational to mid-cap companies. I am confident his skills will add significant value to ProQuest’s growth and portfolio management strategies. I believe Richard’s broad experience and strategic orientation will make him an excellent business partner for me and the presidents of our business units,” said Aldworth.

Before joining ProQuest Company, Mr. Surratt was the executive vice president, chief financial officer and treasurer of Independence Air. There, Mr. Surratt was responsible for the company’s accounting, treasury, legal, planning, and information systems activities. During his initial tenure from 1999-2002, the business grew rapidly to $760 million, with a five-year CAGR of 30%. After the 9/11 attack and its dramatic impact on the airline industry, he was instrumental in implementing the change to an independent carrier with more than 600 departures a day in North America.

Prior to Independence Air, Mr. Surratt was with Mobil Corporation, one of America’s largest corporations, for nine years. With Mobil he was promoted through a series of financial positions in corporate finance, accounting, and new business development. He gained international experience in his role as treasurer for Mobil’s Latin America operations at a time when the company invested more than $2 billion in that region. In addition, he acquired important experience in mergers and acquisitions as the lead finance member of Mobil’s M&A team during Mobil’s merger with Exxon Corporation.

Mr. Surratt holds an MBA from Stanford University and an MS in Engineering from George Washington University. He is a Certified Public Accountant.

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About ProQuest Company

ProQuest Company (NYSE: PQE) is based in Ann Arbor, Mich., and is a leading publisher of information and education solutions. We provide products and services to our customers through two business segments: Information and Learning and Business Solutions. Through our Information and Learning segment, which primarily serves the education market, we collect, organize and publish content from a wide range of sources including newspapers, periodicals and books. Our Business Solutions segment is primarily engaged in the delivery in electronic form of comprehensive parts and service information to the automotive market. Its products transform complex technical data, like parts catalogs and service manuals, into easily accessed electronic information. For the world's automotive manufacturers and their dealer networks, ProQuest also secures business-to-business information and retail performance management services. ProQuest Company was recently named one of the nation’s 200 best small companies by Forbes magazine, and one of the 100 fastest growing technology companies in the United States by Business 2.0 magazine.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to: increased debt level due to the acquisition of Voyager Learning, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, the ability to successfully integrate the Voyager Learning acquisition, the ability to successfully close and integrate other acquisitions, demand for ProQuest's products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest's business, including K-12 and higher education, and automotive, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the company’s ability to obtain OEM data access agreements, the company's ability to obtain financing, global economic conditions, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. We undertake no obligation to update any of these forward-looking statements.

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